CENDANT



             Cendant Completes Acquisition of Equivest Finance
                   for Approximately $100 Million in Cash


New York, NY and Greenwich, CT, February 11, 2001--Cendant Corporation (NYSE: CD) today announced it has completed its acquisition of Equivest Finance, Inc. (Nasdaq Small Cap: EQUI) for approximately $100 million in cash. [Cendant will also assume approximately $60 million of Equivest corporate debt.]

Equivest, which markets and sells timeshare vacation services and vacation ownership interests, will be fully integrated into Cendant's Fairfield Resorts unit. As previously reported, the transaction is expected to be immediately accretive to Cendant's earnings per share, adding $0.01 to adjusted EPS in 2002. Including Equivest, the Company's forecast for 2002 adjusted EPS is $1.29.

Cendant's Vice Chairman of the Hospitality Division, Steve Holmes, stated:
"We are very excited over the prospects of pursuing additional tuck in acquisitions within the vacation interval business, enabled primarily by the strength of the Fairfield management team. Additionally, we are delighted to welcome Equivest's employees and owners to the Cendant family."

About Fairfield Resorts
Fairfield Resorts, Inc., with more than 340,000 vacation-owning households and more than $500 million in annual vacation ownership sales, is the largest independent timeshare company in the world, specializing in the marketing and sales of innovative vacation and leisure products. Fairfield Resorts is a subsidiary of Cendant Corporation (NYSE: CD), a diversified global provider of business and consumer services primarily within the real estate and travel sectors. Visit Fairfield Resorts at www.eFairfield.com.

About Equivest Finance, Inc.
Equivest Finance, Inc. (NASDAQSC: EQUI) is an integrated timeshare vacation services company that develops, markets, and sells vacation services and vacation ownership interests to consumers at 29 resort facilities in more than 17 resort destinations located primarily on the eastern seaboard of the United States and in the U.S. Virgin Islands. Equivest also operates a specialty finance company that principally finances consumer purchases of vacation ownership interests at Equivest resorts as well as at other affiliated resorts. More than 85,000 families now own vacation interests in one or more Equivest resorts, and 20,000 additional families are borrowers from Equivest in connection with their purchases of vacation ownership interests in unaffiliated resorts. Equivest (www.equivest.com) is headquartered in Greenwich, Conn.

About Cendant Corporation
Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 60,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting www.Cendant.com or by calling 877-4-INFOCD (877-446-3623).

Adjusted EBITDA and adjusted EPS are non-GAAP (generally accepted accounting principles) measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and results of operations for the Company's core businesses. Adjusted earnings per share should be viewed in addition to our GAAP results and not in lieu of GAAP results.

Statements about future results made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially form those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant's Form 10-Q filed on November 14, 2001. Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of Cendant and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.


Media Contact for Cendant                    Investor Contacts for Cendant
Elliot Bloom                                 Denise Gillen
212-413-1832                                 212-413-1833
                                             Sam Levenson
                                             212-413-1834

Equivest Contacts:
Richard C. Breeden
201-618-0065